[LEGEND] THE TABLES BELOW ARE PRESENTED TO ASSIST COMPARISONS WITH
         2000 QUARTERLY RESULTS AS THE YEAR PROGRESSES. CERTAIN
         RECLASSIFICATIONS HAVE BEEN MADE FROM PREVIOUSLY REPORTED AMOUNTS TO CONFORM TO CURRENT PERIOD PRESENTATION.
                                                                            EXHIBIT (99)
ROHM AND HAAS COMPANY AND SUBSIDIARIES                                       (Unaudited)
----------------------------------------------------------------------------------------
PRO FORMA SALES BY BUSINESS SEGMENT AND REGION (1)


                                    Quarter Ended                          Quarter Ended
                      ----------------------------------------             -------------
                      March 31,  June 30,  Sept. 30,  Dec. 31,  Full Year    March 31,
                        1999       1999      1999       1999      1999         2000
                      ---------  --------  ---------  --------  ---------  -------------
                                      (millions of dollars)
Performance Polymers  $  864     $  931    $  899     $  857     $3,551      $  882
Chemical Specialties     350        369       305        343      1,367         365
Electronic Materials     195        208       210        254        867         222
Salt                     308        154       163        224        849         266
                      ---------  --------  ---------  --------   ---------   --------
  Total               $1,717     $1,662    $1,577     $1,678     $6,634      $1,735
                      ---------  --------  ---------  --------   ---------   --------

North America         $1,044     $  986    $  936     $  935     $3,901      $1,042
Europe                   474        440       399        444      1,757         443
Asia-Pacific             145        161       162        209        677         182
Latin America             54         75        80         90        299          68
                      ---------  --------  ---------  --------   ---------   --------
  Total               $1,717     $1,662    $1,577     $1,678     $6,634      $1,735
                      ---------  --------  ---------  --------   ---------   --------

PRO FORMA NET EARNINGS, EXCLUDING NON-RECURRING ITEMS BY BUSINESS SEGMENT

Performance Polymers  $   94     $  109    $  100     $   85     $  388      $   88
Chemical Specialties      42         42        28         30        142          48
Electronic Materials      10         11        14         29         64          22
Salt                      25          1         1          8         35          18
Corporate (2)            (71)       (65)      (54)       (51)      (241)        (42)
                      ---------  --------  ---------  --------   ---------   --------
  Total               $  100     $   98    $   89     $  101     $  388      $  134
                      ---------  --------  ---------  --------   ---------   --------

PRO FORMA EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
(EBITDA) (EXCLUDING NON-RECURRING ITEMS) BY BUSINESS SEGMENT (3)

Performance Polymers  $  222     $  245    $  228     $  204     $  899      $  211
Chemical Specialties      94         94        70         75        333          99
Electronic Materials      29         27        35         63        154          46
Salt                      73         34        35         47        189          63
Corporate                (22)       (17)       (5)        (6)       (50)         (7)
                      ---------  --------  ---------  --------   ---------   --------
  Total               $  396     $  383    $  363     $  383     $1,525      $  412
                      ---------  --------  ---------  --------   ---------   --------

-------------------
(1) - Pro forma net sales include Morton and LeaRonal assuming acquisition as of January 1, 1998. Periods ending September 30, 1999, December 31, 1999 and March 31, 2000 are actual results.
(2) - Includes non-operating items such as interest income and expense, corporate governance costs, and corporate exploratory research.
(3) - EBITDA and net earnings, excluding non-recurring items, are presented to assist security analysts and others in evaluating the company's performance and its ability to generate cash. EBITDA and net earnings, excluding non-recurring items, should not be considered as alternatives to cash flow from operating activities, as a measure of liquidity or as alternatives to net income as an indicator of the company's operating performance in accordance with generally accepted accounting principles.

-------------------------------------------------------------------------------

 |--------------------------------------------------------------------------------------------|
 |   NET EARNINGS, EXCLUDING NON-RECURRING ITEMS BY BUSINESS SEGMENT                          |
 |                                                                                            |
 |                                       Quarter Ended                          Quarter Ended |
 |                         ----------------------------------------             ------------- |
 |                         March 31,  June 30,  Sept. 30,  Dec. 31,  Full Year    March 31,   |
 |                           1999       1999      1999       1999      1999         2000      |
 |                         ---------  --------  ---------  --------  ---------  ------------- |
 |                                         (millions of dollars)                              |
 |                                                                                            |
 | Performance Polymers      $ 77       $ 90      $100       $ 85      $ 352        $ 88      |
 | Chemical Specialties        38         32        28         30        128          48      |
 | Electronic Materials        12         14        14         29         69          22      |
 | Salt                         -          -         1          8          9          18      |
 | Corporate                  (23)       (20)      (54)       (51)      (148)        (42)     |
 |                           ----       ----      ----       ----       ----        ----      |
 |     Total                 $104       $116      $ 89       $101       $410        $134      |
 |                           ----       ----      ----       ----       ----        ----      |
 |--------------------------------------------------------------------------------------------|